EXHIBIT 5.22
[Letterhead of Pestalozzi Attorneys at Law Ltd]
Persons Listed in Schedule 1 Attached
Hereto (the “Addressees”)
Zurich, July 9, 2012
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
Dear Sirs:
We have acted as special legal counsel as to matters of Swiss law to the Swiss SIG entities, namely SIG Combibloc Group AG with registered office in Neuhausen am Rheinfall, Switzerland and its subsidiaries SIG Combibloc Procurement AG, SIG allCap AG, SIG Technology AG, SIG Combibloc (Schweiz) AG and SIG Schweizerische Industrie-Gesellschaft AG (before its name change of June 4, 2012 known as SIG Reinag AG), each with its registered office in Neuhausen am Rheinfall, Switzerland (each a “Company”, and, collectively, the “Companies”) in connection with the registration statement on form F-4 (the “Registration Statement”) being filed by Reynolds Group Holdings Limited (“RGHL”).
We have received instructions from RGHL and on that basis we are delivering this opinion. As to questions of fact material to the opinions expressed herein, we have, without independent investigation, relied upon the indications contained in the Documents (as defined below), and have assumed that, except as expressly opined upon herein, all representations and warranties and other statements or indications made or to be made or given by parties therein with respect to matters of fact are true and accurate.
1.	FOREIGN LAW
We have not investigated the laws of any country other than the laws of Switzerland and this opinion is given only with respect to the laws of Switzerland in effect as of the date

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of this opinion, and no opinion is expressed with respect to any matter which may arise under the laws of any jurisdiction other than Switzerland. This opinion relates only to and should be construed in accordance with Swiss law as the same is in force at the date hereof.

2.	DOCUMENTS

For purposes of rendering the opinion expressed herein we have received originals or copies of the following documents and in rendering this opinion, we have reviewed originals or certified, conformed or reproduction copies of the documents listed in lit. (a) to lit. (p) below (the “Documents”):
(a)	a certified copy, dated July 4, 2012, of the current articles of incorporation of each of the Companies as filed with the Commercial Register of the Canton of Schaffhausen;

(b)	a copy of the organization by-laws of SIG Combibloc Group AG (formerly SIG Holding AG), dated July 7, 2008;

(c)	a copy of the organization by-laws of SIG Combibloc Procurement AG, dated November 4, 2009;

(d)	a certified extract from the Commercial Register of the Canton of Schaffhausen relating to each of the Companies, dated July 4, 2012 (the “Extracts”);

(e)	a copy of the executed resolution of the board of directors of SIG Combibloc Group AG, dated July 19, 2011, a copy of the executed resolution of the board of directors of SIG Combibloc (Schweiz) AG, dated July 22, 2011, and a copy of the executed resolution of the board of directors of each of the other Companies and SIG Schweizerische Industrie-Gesellschaft AG (now SIG Combibloc Group AG) and SIG Reinag AG (now SIG Schweizerische Industrie-Gesellschaft AG), dated July 20, 2011 as well as a copy of the executed power of attorney of each of the Companies and SIG Schweizerische Industrie-Gesellschaft AG (now SIG Combibloc Group AG) and SIG Reinag AG (now SIG Schweizerische Industrie-Gesellschaft AG) referred to therein;

(f)	a copy of the executed resolution of the board of directors of SIG Schweizerische Industrie-Gesellschaft AG (now SIG Combibloc Group AG), dated March 5, 2012, a copy of the executed resolution of the board of directors of SIG Combibloc (Schweiz) AG, dated March 8, 2012, and a copy of the executed resolution of the board of directors of each of the other Companies and SIG Reinag AG (now SIG Schweizerische Industrie-Gesellschaft AG), dated March 1, 2012 (all together with the documents listed in (e) above the “Board Resolutions”) as well as a copy of the executed power of attorney of each of the Companies and SIG Schweizerische Industrie-Gesellschaft AG (now SIG Combibloc Group AG) and SIG Reinag AG (now SIG Schweizerische Industrie-Gesellschaft AG) referred to therein;

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(g)	a copy of the executed confirmation, dated August 26, 2011, by SIG Combibloc Group AG’s individually appointed delegate as authorized under its Board Resolution, a copy of the executed confirmation, dated August 17, 2011, by SIG Schweizerische Industrie-Gesellschaft AG’s (now SIG Combibloc Group AG) individually appointed delegate as authorized under its Board Resolution, and a copy of the executed confirmation, dated August 19, 2011, of each of the other Companies’ and SIG Reinag AG’s (now SIG Schweizerische Industrie-Gesellschaft AG) individually appointed delegate as authorized under the respective Board Resolution (the “Delegate Confirmations”);

(h)	a copy of the executed minutes of the extraordinary shareholders’ meeting of SIG Combibloc (Schweiz) AG and SIG Schweizerische Industrie-Gesellschaft AG (now SIG Combibloc Group AG) held on July 25, 2011 and a copy of the minutes of the extraordinary shareholders’ meeting of each of the other Companies and SIG Reinag AG (now SIG Schweizerische Industrie-Gesellschaft AG) held on July 22, 2011;

(i)	a copy of the executed minutes of the extraordinary shareholders’ meeting of each of SIG Schweizerische Industrie-Gesellschaft AG (now SIG Combibloc Group AG), SIG Reinag AG (now SIG Schweizerische Industrie-Gesellschaft AG) and the Companies held on March 9, 2012 (all together with the documents listed in (h) above the “Shareholder Resolutions”);

(j)	a copy of the executed Senior Notes Indenture (as defined therein) to the 9.875% senior notes due 2019, dated August 9, 2011, among RGHL US Escrow II LLC, RGHL US Escrow II Inc. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent (the “August Indenture”);

(k)	a copy of the executed Senior Notes Supplemental Indenture (as defined therein) to the August Indenture, dated September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including the Companies) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar;

(l)	a copy of the executed Senior Notes Indenture (as defined therein) to the 9.875% senior notes due 2019, dated February 15, 2012, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto (including the Companies), The Bank of New York Mellon, as trustee, principal paying agent, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent (the “February Indenture” and together with the August Indenture the “Indentures”);

(m)	a copy of the executed Senior Notes Supplemental Indenture (as defined therein) to the February Indenture, dated March 15, 2012, among Reynolds Group Issuer Inc.,

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Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including the Companies) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar;

(n)	a final draft of the Seventh Senior Notes Supplemental Indenture to the August Indenture, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including the Companies) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, filed as Exhibit 4.22.2 to the Registration Statement (the “July Supplemental Indenture”);

(o)	a copy of the executed senior notes registration rights agreement, dated February 15, 2012, relating to the senior notes issued under the February Indenture among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and Credit Suisse Securities (USA) LLC (the “Registration Right Agreement”); and

(p)	a copy of the executed joinder agreement, dated March 15, 2012, to the Registration Rights Agreement, executed by the Companies and certain other post closing date guarantors;
(Documents listed in lit. (a) to lit. (i) above, collectively the “Corporate Documents”, the documents listed in lit. (j) to lit. (n) above, collectively the “Final Transaction Documents”).
3.	ASSUMPTIONS
We have assumed with your consent, in considering the above documents and in rendering this opinion and without any further enquiry:
(i)	the Corporate Documents are the only documents of each respective Company that govern the organisation and authorisation process of each Company;

(ii)	the genuineness and authenticity of all signatures and seals on all Documents;

(iii)	that each signature on a Document is the signature of the individual indicated next to such signature, or, where no name is indicated (in print or handwriting) next to a signature, it is assumed that the Document has been signed by authorized signatories;

(iv)	the conformity to the original documents and the completeness of all Documents that are submitted to us as facsimile copies or photocopies or as copies by way of electronic transmission and the authenticity and completeness of all original documents where photocopies, faxed copies or copies by way of electronic transmission have been submitted;

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(v)	the legal capacity (Handlungsfähigkeit) of all natural persons executing any of the Documents;

(vi)	that all Documents, including all certificates, dated prior to the date of this opinion letter remain true and accurate on and as of the date hereof, have not been changed, amended or altered as of or prior to the date of this opinion letter, in particular that the Board Resolutions have not lapsed, have not been revoked and that the Board Resolutions are in full force and effect as of the date hereof;

(vii)	that each Board Resolution and each Shareholder Resolution respectively is a true record of the proceedings described therein which took place and such Board Resolution and Shareholder Resolution respectively remains in full force and effect without modification;

(viii)	that the statements made in the Delegate Confirmations are true and accurate and that such confirmations have been validly issued and remain in full force and effect without modification;

(ix)	the accuracy of all factual information contained in the Documents and that the Documents are all documents executed and delivered by the Companies in connection with the transactions described in the Documents;

(x)	that no fraud, duress, undue influence, misrepresentation, or material mistake of fact has occurred or is continuing in connection with the transactions contemplated by the Documents; and

(xi)	the Senior Notes (as defined in the July Supplemental Indenture) to be issued under the July Supplemental Indenture (i) will be Additional Senior Notes (as defined in the Indentures) and Additional Securities (as defined in the Registration Right Agreement), (ii) will be issued in accordance and subject to the conditions and in compliance with the terms of the Indentures (in particular section 2.01 of the Indentures) as well as of section 1, second paragraph, of the Registration Right Agreement, (iii) amount up to a maximum principal amount of US$1,250,000,000, and (iv) will be issued in connection with, and are subject to the terms and conditions of, a Senior Notes Registered Exchange Offer (as defined in the Indentures) pursuant to the Indentures, as well as a Registered Exchange Offer (as defined in the Registration Rights Agreements) pursuant to the Registration Rights Agreements.
4.	OPINION
Based upon the foregoing examination and assumptions and subject to the qualifications and exceptions set forth herein, and further subject to any matters not disclosed to us, it is our opinion so far as the laws of Switzerland are concerned, that:
(1)	each of the Companies is a share corporation (Aktiengesellschaft) duly organized and validly existing under the laws of Switzerland; and

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(2)	each of the Companies has the power and authority to execute and enter into the Final Transaction Documents to which it is a party and all Final Transaction Documents have been duly authorized, and all of the Final Transaction Documents, except the July Supplemental Indenture, have been duly executed and delivered by the relevant Company.
5.	QUALIFICATIONS

This opinion is subject to the following qualifications:
(i)	We are members of the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. As the Final Transaction Documents are governed by foreign law only our understanding of the extent, scope and consequences of the obligations incurred by each of the Companies under the Final Transaction Documents is limited.

(ii)	The extracts from the commercial register: (i) do not necessarily reveal whether, as of the date to which they relate, a company has ceased its activities, is being wound-up, has been voided, or has been merged with another, a stay of proceedings has been decided by the court, or a declaration that the company has ceased its payments has been filed, or a petition has been filed or an order made for safeguard procedure, judicial rehabilitation or judicial liquidation, as notice of such matters may not need to be filed, may not have been filed immediately or may not have been entered on the record immediately; (ii) does not contain any information as to whether a composition with creditors is being negotiated or has been entered into, as notice of such matters is not filed with the commercial register; and do not reveal whether insolvency proceedings have been commenced outside of Switzerland.

(iii)	In this opinion, Swiss legal concepts are mostly expressed in English terms and not in their original German, French or Italian terms (none of which is controlling). The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon subject to the reservation that any issues of interpretation or liability arising hereunder will be governed by Swiss law.

(iv)	Undertakings of a Swiss company which are predominantly for the benefit of its direct or indirect parent or sister companies are subject to the limitation imposed by the general principle that a Swiss company is only bound by acts within its corporate purpose, the protection of its capital (Article 680 of the Swiss Code of Obligations, “CO”) and the prevention of unlawful distributions (Article 678 CO). While it is our belief that the object clauses of the articles of incorporation of each of the Companies and the Swiss limitation languages in the Final Transaction Documents sufficiently takes into account these limitations imposed by mandatory Swiss law, there is no Supreme Court authority at this time which would confirm our understanding.

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(v)	We offer no opinion as to any tax or custom duties questions (in particular to the tax effects and consequences of the execution and performance of the Final Transaction Documents and payments made thereunder), or as to any commercial, accounting, calculating, auditing or other non-legal matter.

(vi)	Our opinion is subject to limitations imposed by bankruptcy, insolvency (incl., but not limited to, Article 725 CO) liquidation or other similar law of general application and equitable principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben).

(vii)	The opinion herein is expressed as of the date hereof with no duty on the part of us to inform you of any subsequent change in fact or law, or both, which would affect its accuracy.
We have not expressed, and hereby disclaim, any opinion with respect to the validity and enforceability of the Final Transaction Documents.

6.	CHOICE OF LAW AND RELIANCE
(i)	This opinion is governed by and to be construed in accordance with Swiss law. The exclusive place of jurisdiction is Zurich, Switzerland.

(ii)	This opinion is for the benefit of the Addressees in connection with the transactions referred to in this opinion letter and is strictly limited to the matters stated herein. It does not extend, and is not to be extended by implication, to any other matter.

(iii)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the “Securities Act”) or the rules and regulations of the U.S. Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

(iv)	Debevoise & Plimpton LLP may for the sole purpose of their exhibit 5 opinion to be provided in connection with the Registration Statement, rely on the opinions set forth under Section 4 (above) of our opinion letter.
Very truly yours,
Pestalozzi Attorneys at Law Ltd
/s/ Pestalozzi Attorneys at Law Ltd

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SCHEDULE 1: ADDRESSEES
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Reynolds Group Issuer Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer LLC
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer (Luxembourg) S.A.
6C Rue Gabriel Lippmann,
L-5365 Munsbach, Grand Duchy of Luxembourg
SIG allCap AG
Industrieplatz
8212 Neuhausen am Rheinfall, Switzerland
SIG Combibloc Group AG
Laufengasse 18
8212 Neuhausen am Rheinfall, Switzerland
SIG Combibloc Procurement AG
Laufengasse 18
8212 Neuhausen am Rheinfall, Switzerland
SIG Combibloc (Schweiz) AG
Laufengasse 18
8212 Neuhausen am Rheinfall, Switzerland
SIG Schweizerische Industrie-Gesellschaft AG
(before its name change of June 4, 2012 known as SIG Reinag AG)
Laufengasse 18
8212 Neuhausen am Rheinfall, Switzerland
SIG Technology AG
Laufengasse 18
8212 Neuhausen am Rheinfall, Switzerland